Financial Results Second Quarter 2025 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “believe,” “continue,” “could,” “decline,” “drive,” “enhance,” “estimate,” “expanding,” “expect,” “grow,” “growth,” “improve,” “increase,” “looking ahead,” “may,” “pending,” “plan,” “position,” “preliminary,” “remain,” “rising,” “should,” “slow,” “stable,” “strategy,” “well-positioned,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers; general economic conditions, whether national or regional, and conditions in the lending markets in which we participate may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction and SBA loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; the impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, total interest income – FTE, net interest income – FTE, net interest margin – FTE, adjusted revenue, pre-tax, pre-provision income, adjusted pre-tax, pre-provision income, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted income (loss) before income taxes, adjusted income tax provision (benefit), adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity, adjusted tangible common equity, adjusted tangible assets and adjusted tangible common equity to adjusted tangible assets are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

Credit Update Credit Update  Net charge-offs of $14.3 million in 2Q25; primarily small business lending and franchise finance with $7.3 million of specific reserves in place  Nonperforming loans increased $9.3 million from 1Q25 to $43.5 million as of June 30, 2025, representing 1.00% of total loans – Primarily driven by franchise finance loans moved to nonaccrual with related specific reserves – NPLs / total loans is in line with industry-wide 1.00% nonperforming loans (as published by the Federal Reserve)  Total delinquencies 30 days or more past due (excluding nonperforming loans) declined to 0.62% of total performing loans, down from 0.77% as of March 31, 2025 Franchise Finance Update  Actively working on resolution strategies with identified problem loans  Moved $12.6 million to nonaccrual in 2Q25 with related specific reserves of $4.5 million  Delinquencies up modestly from March 31, 2025 but loan count is low – 9 loans out of 633 total loans in the portfolio – Working with borrowers in earlier stage of delinquency to pursue solutions that minimize losses – Pace of new delinquencies has slowed  No loans on deferral as of June 30, 2025, down from 22 loans at the end of 2024 (leading indicator of problem loans)  Recent success with workout strategies – recovery rate of 75% on certain problem loans 3

Credit Update Small Business Lending Update  $1.8 billion in total balances originated since January 1, 2020 as a nationwide, generalist lender  Credit experience in the Company’s portfolio is consistent with publicly disclosed data regarding the SBA 7(a) program portfolio for all lenders – Nonaccrual loans and net charge-offs elevated in the 2022-2023 vintages – Select industries have underperformed on a relative basis  Successive refinements to our credit approval criteria and processes, beginning in 2023, have led to improved performance – Nonaccrual loans appear to have plateaued – Delinquencies as of June 30, 2025 are down $2.4 million, or 23%, from December 31, 2024 and down $7.4 million, or 48%, from March 31, 2025 – $3.7 million on deferral as of June 30, 2025 – down from $10.4 million as of December 31, 2024  Secondary market sales deferred during the second quarter of 2025 to align with SBA expectations – $1.6 million in gain on sale in 2Q25 vs. $8.6 million in 1Q25 – Loans sales in the third quarter have resumed at a normalized run rate: $52 million in guaranteed balances sold quarter-to-date, for an anticipated $3.7 million net gain on sale (additional loan sales to follow) 4

Financial Outlook  Continued net interest income and net interest margin expansion through combination of higher loan origination yields and deposit repricing  Gain on sale of SBA 7(a) loans reverts to normalized levels as significant loan sale activity resumes in 3Q25  Continued uncertainty around global and domestic economic policy may impact outlook 5 3Q25 Outlook 4Q25 Outlook FY 2026 Outlook Loan growth ~2% (not annualized) ~2% (not annualized) 5% - 7% Net interest income (FTE) ~$33.5 million ~$35.5 million $158 - $163 million Net interest margin (FTE) 2.20% - 2.25% 2.30% - 2.35% 2.50% - 2.60% Noninterest income ~$13.25 million ~$13.25 million $51 - $54 million Noninterest expense ~$27 million ~$27 million $108 - $112 million Provision for credit losses $10 - $11 million $10 - $11 million $37 - $40 million

Second Quarter 2025 Highlights  Net income of $0.2 million and diluted EPS of $0.02  Total revenue of $33.5 million, down 5.6% from 1Q25 and up 3.7% from 2Q24 6  Net interest margin of 1.96% and FTE NIM of 2.04%1,2, up 14 and 13 bps respectively from 1Q25  Deposit costs declined 9 bps while the yield on interest earning assets increased 8 bps  SBA GOS revenue of $1.6 million; impacted by longer hold period on loans HFS  NPAs to total assets of 0.75%  Excluding AOCI and adjusting for normalized cash balances, adjusted TCE / TA was 6.96%1  Tangible book value per share increased 0.5% to $44.251 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate  Pre-tax, pre-provision income (“PTPP”) of $11.7 million1, down 1.8% from 1Q25 and up 17.2% from 2Q24  Noninterest expense to avg. assets of 1.48%  Total portfolio loan balances increased 2.5% from 1Q25  Weighted average yield on new loans funded in 2Q25 was 7.55%  Loans to deposits ratio of 82.3%  Deposit production driven by fintech partnerships and CD growth  Capital position remains solid  TCE / TA of 6.35%1; CET1 ratio of 8.90%

Loan Portfolio Overview  Total portfolio loan balances increased $108.2 million, or 2.5%, from 1Q25  Commercial loan balances increased $108.2 million, or 3.2%, from 1Q25  Consumer loan balances decreased $0.5 million, or 0.1%, from 1Q25  2Q25 funded portfolio loan origination yields were 7.55%, down 23 bps from 1Q25  Strong growth in investor commercial real estate/construction, commercial & industrial and small business lending 7 Loan Portfolio Mix1 1 Percentages may not add up to 100% due to rounding 2 Includes commercial and industrial and owner-occupied commercial real estate balances Dollars in millions 2 11% 10% 10% 9% 9% 9% 10% 10% 10% 16% 16% 10% 7% 7% 12% 11% 9% 9%3% 9% 14% 13% 11% 1% 2% 4% 4% 4% 6% 8% 9% 2% 4% 10% 18% 14% 8% 6% 4% 4% 21% 26% 24% 21% 21% 18% 14% 12% 11% 39% 34% 35% 32% 31% 27% 25% 23% 22% 3% 2% 3% 4% 6% 8% 10% 16% 20% 10% 7% 6% 6% 6% 5% 5% 4% 4% $2,091 $2,716 $2,964 $3,059 $2,888 $3,499 $3,840 $4,171 $4,363 2017 2018 2019 2020 2021 2022 2023 2024 2Q25 Commercial and Industrial Construction and Investor CRE Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Franchise Finance Residential Mortgage/HE/HELOCs Consumer

$2,118.5 40% $986.5 19% $447.2 8% $1,207.9 23% $301.9 6% $236.8 4% Consumer Small Business Commercial Fintech Public Funds Brokered2 $129.2 2% $266.2 5% $20.9 0% $417.3 8% $793.7 15% $1,207.9 23% $2,146.3 41% $317.3 6% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market - Consumer Money market - SMB/Commercial Fintech deposits Certificates of deposits Brokered deposits Deposit Composition 8  Total deposits increased 7.1% from 1Q25 and are up 24.0% from 2Q24  Diversified deposit base comprised of consumer, small business, fintech, commercial and public funds  Deposit base is further diversified by product type among checking, money market/savings and CDs  Quarterly deposit increase driven by continued growth in fintech partnership deposits as well as strong CD production, offset by declines in higher-cost FHLB advances and brokered deposits 1 Money market – SMB/Commercial includes small business, commercial and public funds 2 Public funds includes $80.5 million of deposits that are classified as brokered for regulatory purposes 1 Deposits by Customer Type – 6/30/25 Dollars in millions Total Deposits – $5.3B as of 6/30/25 Dollars in millions Average Balance (Dollars in thousands) $49.3 $87.0 $222.8 $67.4 $647.9

Liquidity and 2Q25 Deposit Update

- Cash and unused borrowing capacity totaled $2.3 billion at June 30, 2025
  - Currently represents 161% of total uninsured deposits and 200% of adjusted uninsured deposits
- New deposit production driven by fintech partnerships and CD growth
- Deposit production and on-balance sheet liquidity used to fund strong loan growth as well as pay down higher-cost FHLB advances and brokered deposits
- Loan to deposits ratio remains favorable at 82.3%

Total Deposits by Quarter



Dollars in millions
$4,273.9
$4,797.7
$4,933.2
$4,945.6
$5,298.8
2Q24: 54%, 11%, 16%, 10%, 6%, 1%, 2%
3Q24: 56%, 11%, 16%, 9%, 5%, 1%, 2%
4Q24: 55%, 13%, 15%, 9%, 6%, 0%, 2%
1Q25: 48%, 18%, 17%, 9%, 5%, 0%, 3%
2Q25: 47%, 23%, 15%, 8%, 5%, 0%, 2%
Noninterest-bearing deposits
Money market - Consumer
Certificates and brokered deposits
Interest-bearing demand deposits
Money market - SMB/Commercial[1]
Savings accounts
Fintech deposits

1 Money market – SMB/Commercial includes small business, commercial and public funds

Cost of Funds by Deposit Type

	2Q24	3Q24	4Q24	1Q25	2Q25
Interest-bearing demand deposits	2.73%	2.62%	2.55%	2.96%	3.19%
Savings accounts	0.84%	0.84%	0.85%	0.85%	0.85%
Money market accounts	4.23%	4.22%	3.96%	3.77%	3.74%
Certificates of deposits	4.78%	4.75%	4.71%	4.55%	4.41%
Brokered deposits	4.78%	4.98%	4.68%	4.45%	4.39%
Total interest-bearing deposits	4.29%	4.30%	4.13%	4.01%	3.92%

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Net Interest Income and Net Interest Margin  Net interest income on a GAAP and FTE basis was up 11.5% and 11.0%, respectively, from 1Q25  NIM and FTE NIM1 benefitted from declining interest- bearing liability costs while asset yields increased  Strong loan production at rates well above the overall portfolio yield  Deposit costs declined from 1Q25; deposit mix positively impacting pricing 10 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Yield on Loans and Cost of Interest-Bearing Deposits Net Interest Margin – GAAP and FTE1 5.83% 5.90% 5.93% 5.99% 6.07% 4.29% 4.30% 4.13% 4.01% 3.92% 2Q24 3Q24 4Q24 1Q25 2Q25 Yield on loans Cost of interest-bearing deposits $21.3 $21.8 $23.6 $25.1 $28.0 $22.5 $22.9 $24.7 $26.3 $29.1 2Q24 3Q24 4Q24 1Q25 2Q25 GAAP FTE 1.67% 1.62% 1.67% 1.82% 1.96% 1.76% 1.70% 1.75% 1.91% 2.04% 2Q24 3Q24 4Q24 1Q25 2Q25 GAAP FTE Net Interest Income – GAAP and FTE1 Dollars in millions

Net Interest Margin Drivers 11 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Net Interest Margin – FTE1 Linked-Quarter Change Monthly Rate Paid on Int. Bearing Deposits vs. Fed Funds  Linked-quarter FTE NIM1 increased 13 bps from 1Q25; benefited from lower interest-bearing liability costs – Weighted average yield of 7.55% on funded portfolio originations during 2Q25, remaining well above total portfolio yield – Securities yields were up 7 bps while total interest-earning assets yield increased 8 bps – Interest reversals on problem SBA and franchise finance loans negatively impacted NIM by 5 bps  Deposit costs decreased 9 bps from 1Q25 to 3.92% for 2Q25 – Deposit costs positively impacted by CD repricing / maturities and fintech deposits – Weighted average cost of new CDs in 2Q25 was 4.27% vs cost of maturing CDs of 4.87% – Cost of maturing CDs in 3Q25 is 4.83% and in 4Q25 is 4.33% +18 bps - 3 bps -13 bps 1.91% 2.04% +11 bps 4.27% 4.34% 4.30% 4.20% 4.15% 4.06% 4.03% 4.02% 3.98% 3.93% 3.93% 3.89% 5.33% 5.33% 4.83% 4.83% 4.58% 4.33% 4.33% 4.33% 4.33% 4.33% 4.33% 4.33% Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 Jan-25 Feb-25 Mar-25 Apr-25 May-25 Jun-25 Int. Bearing Deposits Fed Funds Effective

Noninterest Income 12 Dollars in millions Noninterest Income by Type Dollars in millions Noninterest Income by Quarter1  Noninterest income of $5.6 million, down 46.7% from $10.4 million in 1Q25  Gain on sale of loans of $1.7 million, down 80.7% from $8.6 million in 1Q25 – SBA loan sale volume down significantly from 1Q25 while net gain on sale premiums declined 62 bps – SBA loan sale volume impacted by process change to hold loans HFS longer; one quarter effect as gain on sale revenue is expected to revert to normalized levels in 3Q25 as evidenced by the amount of loans HFS on the balance sheet at June 30, 2025  Increase in other noninterest income primarily driven by a planned distribution from a fund investment $0.3 $0.8 $1.7 $2.8 Service charges and fees Net loan servicing revenue Gain on sale of loans Other $11.0 $12.0 $15.9 $10.4 $5.6 2Q24 3Q24 4Q24 1Q25 2Q25 Core Non-Core $4.7 $11.2 1 4Q24 noninterest income includes $4.7 million of prepayment and terminated interest rate swap gains related to the paydown of FHLB advances; see Reconciliation of Non-GAAP Financial Measures in the Appendix

Noninterest Expense 1 2Q24 noninterest expense includes $0.5 million of IT termination fees and $0.1 million of anniversary expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix Dollars in millions Noninterest Expense by Quarter Noninterest Expense to Average Assets 1.73%1.71% 1.55% 1.68% 1.64% 1.65% 1.66% 2Q24 3Q24 4Q24 1Q25 2Q25 Core Non-core items 1 1.48%1.64%$22.3 $22.8 $24.0 $23.6 $21.8 2Q24 3Q24 4Q24 1Q25 2Q25 Core Non-core items 1  Noninterest expense of $21.8 million, down 7.5% from $23.6 million in 1Q25  Salaries and employee benefits decreased $2.2 million, or 17.1%, due primarily to a reduction in incentive compensation  Consulting and professional fees decreased $0.3 million, or 23.8%, due to lower outsourced audit fees and seasonally higher legal expenses in the prior quarter.  Other noninterest expense increased $0.4 million, or 20.0%, due primarily to higher fintech volume activity $21.8 13

Asset Quality  Allowance for credit losses to total loans of 1.07% in 2Q25, down 4 bps from 1Q25 – Small business lending ACL to unguaranteed balances of 4.10%  Quarterly provision for credit losses was $13.6 million, compared to $11.9 million in 1Q25 – Increase in provision reflects NCOs and specific reserves for small business lending and franchise finance loans  Net charge-offs to average loans of 1.31%, compared to 0.92% in 1Q25 – Recognized $14.1 million of NCOs to resolve problem small business lending and franchise finance loans – $9.9 million of NCO balances had $7.3 million of existing specific reserves  Nonperforming loans to total loans increased to 1.00% from 0.80% in 1Q25 14 0.33% 0.56% 0.68% 0.80% 1.00% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 2Q24 3Q24 4Q24 1Q25 2Q25 0.24% 0.39% 0.50% 0.61% 0.75% 2Q24 3Q24 4Q24 1Q25 2Q25 NPLs to Total Loans NPAs to Total Assets Net Charge-Offs to Avg. Loans 0.14% 0.15% 0.91% 0.92% 1.31% 2Q24 3Q24 4Q24 1Q25 2Q25

Capital  Tangible common equity to tangible assets decreased 20 bps from 1Q25 to 6.35%1  Tangible book value per share of $44.251, up 0.5% from 1Q25 and up 4.4% from 2Q24  CET1 and TRBC ratios at both the Company and the Bank, adjusted for all unrealized securities losses, remain well above regulatory minimum requirements  Total after-tax unrealized securities losses represent 10.6% of tangible equity 15 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 6.43% 7.60% Tangible common equity to tangible assets1 6.35% 7.53% Tier 1 leverage ratio 6.77% 8.02% Common equity tier 1 capital ratio 8.90% 10.56% Tier 1 capital ratio 8.90% 10.56% Total risk-based capital ratio 12.16% 11.63% $30.82 $33.29 $38.51 $39.74 $41.43 $43.77 $44.25 2019 2020 2021 2022 2023 2024 2Q25 Tangible Book Value Per Share1 Regulatory Capital Ratios – June 30, 20252

Small Business Lending  $383.5 million of balances as of June 30, 2025  Nationwide platform providing growth capital to entrepreneurs and small business owners  7th largest Small Business Administration 7(a) lender for the SBA’s 2025 fiscal year-to-date 1316 Managed SBA 7(a) Loans Portfolio Mix by State Portfolio Mix by Major Industry 16% 16% 10% 9%5% 5% 39% FL TX MI CA IN CO Other 20% 19% 18% 11% 10% 22% Services Construction Retail Trade Accommodation and Food Services Manufacturing Other $270.1 $298.6 $331.9 $353.4 $383.5 $676.3 $783.2 $862.1 $939.4 $932.2 $11.2 $26.7 $47.3 $24.0 $115.4 $957.6 $1,108.5 $1,241.3 $1,316.8 $1,431.1 2Q24 3Q24 4Q24 1Q25 2Q25 Retained Balance Servicing Portfolio Held For Sale

Construction and Investor Commercial Real Estate  $846.1 million of combined balances as of June 30, 2025  Average current loan balance of $14.3 million for investor CRE  Average commitment sizes for construction – Commercial construction/development: $21.5 million – Residential construction/development: $1.9 million 17 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry  2Q25 unfunded commitment balances – Commercial construction/development: $387.3 million – Residential construction/development: $51.9 million  Minimal office exposure; 1.2% of combined balances consisting of suburban and medical office space 60% 37% 3% Investor Commercial Real Estate Commercial Construction/ Development Residential Construction/ Development 49% 22% 16% 4% 9% Multifamily/Mixed Use Industrial Warehouse Hospitality Residential Land Development Other 46% 16% 9% 7% 6% 16% IN AZ CA FL SC Other

Single Tenant Lease Financing  $970.0 million of balances as of June 30, 2025  Long-term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 45%  Average loan size of $1.3 million 18 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies in this portfolio  Minimal office exposure; 1.2% of loan balances consisting of medical office space 26% 22% 15% 14% 7% 5% 5% 6% Quick Service Restaurants Auto Parts/ Repair/Car Wash Full Service Restaurants Convenience/Fuel Pharmacies Dollar Stores Specialty Retailer Other 6% 5% 5% 4% 4% 4% 3% 3% 3% 3% 60% Tidal Wave Burger King Wendy's Walgreens Caliber Collision Dollar General 7-Eleven Red Lobster ICWG Bob Evans Other 11% 24% 21% 39% 5%

2% 14% 11% 7% 17%9% 7% 2%0% 31% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 Non-Rated 33% 12% 12% 12% 10% 6% 6% 3% 2%2% 2% General Obligation Lease rental revenue Essential use equipment loans Short term cash flow financing (BAN) Water & sewer revenue Private Higher Education Tax Incremental Financing (TIF) districts Public higher education facilities Income Tax supported loans Municipally owned healthcare facilities Other 65% 6% 5% 4% 4% 3% 3% 2% 8% IN OK IA MO OH MI GA WA Other Public Finance  $476.3 million of balances as of June 30, 2025  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 19  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

C&I and Owner-Occupied Commercial Real Estate  $224.6 million of combined balances as of June 30, 2025  Current C&I LOC utilization of 38%  Average loan sizes  C&I: $662,000  Owner-occupied CRE: $879,000 20 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry 20 52% 25% 23% C&I - Term Loans C&I - Lines of Credit Owner Occupied CRE 36% 17%12% 7% 5% 23% IN CA AZ IL FL Other 56% 15% 10% 9% 5% 5% Other Services Manufacturing Construction Real Estate and Rental and Leasing Health Care and Social Assistance  Minimal office exposure; 1.0% of combined loan balances consisting of suburban office space

Franchise Finance  $479.8 million of balances as of June 30, 2025  Focused on providing growth financing to franchisees in a variety of industry segments  Diversified by industry, geography and brand  Average loan size of $0.7 million 21 Portfolio Mix by Borrower Use Portfolio Mix by State Portfolio Mix by Brand 132 20% 16% 14%13% 10% 6% 21% Limited-Service Restaurants Indoor Recreation Beauty Salons Snacks and Nonalcoholic Beverages Fitness and Recreational Sports Centers Other Personal Care Services Other 14% 12% 6% 5% 5% 4%3% 51% TX CA FL MI GA PA NY Other 9% 7% 7% 6% 5% 5% 61% Urban Air Adventure Park Scooter's Coffee My Salon Suite Goldfish Swim School Restore Hyper Wellness Jersey Mike's Other

Healthcare Finance  $160.1 million of balances as of June 30, 2025  Average loan size of $378,000  Strong historical credit performance to date  No delinquencies in this portfolio 22 Portfolio Mix by Borrower Use Portfolio Mix by Borrower Portfolio Mix by State 22 87% 10% 3% Dentists Veterinarians Other 31% 11% 5%4%4%4% 4% 37% CA TX FL NY AZ WA IL Other 74% 21% 5% Practice Refi or Acquisition Owner Occupied CRE Project

Residential Mortgage  $375.6 million of balances as of June 30, 2025 (includes home equity balances)  Historically direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Average loan size of $200,000 – Average credit score at origination of 742 – Average LTV at origination of 80%  Strong historical credit performance 23 Concentration by State Concentration by Loan TypeNational Portfolio with Midwest Concentration 15% 2% 74% 4% 5% 23 72% 12% 2% 2% 1% 11% IN CA NY FL TX All other states 94% 4%1% 1% Single Family Residential Home Equity – LOC Home Equity – Closed End SFR Construction to Permanent

23% 21% 17% 29% 10% Specialty Consumer  $421.6 million of balances as of June 30, 2025  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Average credit score at origination of 779 – Average loan size of $28,000  Strong historical credit performance Concentration by State Concentration by Loan TypeGeographically Diverse Portfolio 241 13% 10% 5% 4% 4% 64% TX CA FL NC AZ All other states 54%35% 11% Trailers Recreational Vehicles Other Consumer

25 Appendix

Loan Portfolio Composition

Dollars in thousands	2022	2023	2024	1Q25	2Q25
Commercial loans					
Commercial and industrial	$ 126,108	$ 129,349	$ 120,175	$ 140,239	$ 174,475
Owner-occupied commercial real estate	61,836	57,286	53,591	49,954	50,096
Investor commercial real estate	93,121	132,077	269,431	297,874	513,411
Construction	181,966	261,750	413,523	471,082	332,658
Single tenant lease financing	939,240	936,616	949,748	950,814	970,042
Public finance	621,032	521,764	485,867	482,558	476,339
Healthcare finance	272,461	222,793	181,427	171,430	160,073
Small business lending	123,750	218,506	331,914	353,408	383,455
Franchise finance	299,835	525,783	536,909	514,700	479,757
Total commercial loans	2,719,349	3,005,924	3,342,585	3,432,059	3,540,306
Consumer loans					
Residential mortgage	383,948	395,648	375,160	367,722	358,922
Home equity	24,712	23,669	18,274	17,421	16,668
Trailers	167,326	188,763	210,575	220,012	228,786
Recreational vehicles	121,808	145,558	149,342	145,690	144,476
Other consumer loans	35,464	43,293	48,030	46,851	48,319
Total consumer loans	733,258	796,931	801,381	797,696	797,171
Net def. loan fees, prem., disc. and other [1]	46,794	37,365	26,680	24,657	25,085
Total loans	**$ 3,499,401**	**$ 3,840,220**	**$ 4,170,646**	**$ 4,254,412**	**$ 4,362,562**

1 Includes carrying value adjustments of $21.2 million, $22.1 million, $22.9 million, $27.8 million and $32.5 million associated with public finance loans as of June 30, 2025, March 31, 2025, December 31, 2024, December 31, 2023 and December 31, 2022, respectively.

First Internet Bancorp

26

Reconciliation of Non-GAAP Financial Measures 27 Dollars in thousands, except for per share data 2019 2020 2021 2022 2023 2024 2Q25 Total equity - GAAP $304,913 $330,944 $380,338 $364,974 $362,795 $384,063 $390,239 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $300,226 $326,257 $375,651 $360,287 $358,108 $379,376 $385,552 Common shares outstanding 9,741,800 9,800,569 9,754,455 9,065,883 8,644,451 8,667,894 8,713,094 Book value per common share $31.30 $33.77 $38.99 $40.26 $41.97 $44.31 $44.79 Effect of goodwill (0.48) (0.48) (0.48) (0.52) (0.54) (0.54) (0.54) Tangible book value per common share $30.82 $33.29 $38.51 $39.74 $41.43 $43.77 $44.25

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	2Q24	3Q24	4Q24	1Q25	2Q25
Total equity - GAAP	$371,953	$385,129	$384,063	$387,747	$390,239
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$367,266	$380,442	$379,376	$383,060	$385,552
Total assets - GAAP	$5,343,302	$5,823,259	$5,737,859	$5,851,608	$6,072,573
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$5,338,615	$5,818,572	$5,733,172	$5,846,921	$6,067,886
Common shares outstanding	8,667,894	8,667,894	8,667,894	8,697,085	8,713,094
Book value per common share	$42.91	$44.43	$44.31	$44.58	$44.79
Effect of goodwill	(0.54)	(0.54)	(0.54)	(0.54)	(0.54)
Tangible book value per common share	$42.37	$43.89	$43.77	$44.04	$44.25
Total shareholders' equity to assets	6.96%	6.61%	6.69%	6.63%	6.43%
Effect of goodwill	(0.08%)	(0.07%)	(0.07%)	(0.08%)	(0.08%)
Tangible common equity to tangible assets	6.88%	6.54%	6.62%	6.55%	6.35%
Total interest income	$70,961	$74,990	$77,771	$76,829	$80,886
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,175	1,133	1,152	1,169	1,157
Total interest income - FTE	$72,136	$76,123	$78,923	$77,998	$82,043
Net interest income	$21,327	$21,765	$23,551	$25,096	$27,990
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,175	1,133	1,152	1,169	1,157
Net interest income - FTE	$22,502	$22,898	$24,703	$26,265	$29,147
Net interest margin	1.67%	1.62%	1.67%	1.82%	1.96%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.09%	0.08%	0.08%	0.09%	0.08%
Net interest margin - FTE	1.76%	1.70%	1.75%	1.91%	2.04%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

28

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	2Q24	3Q24	4Q24	1Q25	2Q25
Total revenue - GAAP	$32,360	$33,794	$39,487	$35,523	$33,547
Adjustments:					
Gain on prepayment of FHLB advance	-	-	(1,829)	-	-
Gain on termination of swaps	-	-	(2,904)	-	-
Adjusted revenue	$32,360	$33,794	$34,754	$35,523	$33,547
Net income - GAAP	$ 5,775	$ 6,990	$ 7,330	$ 943	$ 193
Adjustments:[1]					
Provision for credit losses	4,031	3,390	7,201	11,933	13,608
Income tax (benefit) provision	218	620	999	(909)	(2,054)
Pre-tax, pre-provision income	$10,024	$11,000	$15,530	$11,967	$11,747
Pre-tax, pre-provision income	$10,024	$11,000	$15,530	$11,967	$11,747
Adjustments:					
Gain on prepayment of FHLB advances	-	-	(1,829)	-	-
Gain on termination of swaps	-	-	(2,904)	-	-
Adjusted pre-tax, pre-provision income	$10,024	$11,000	$10,797	$11,967	$11,747
Noninterest income	$11,033	$12,029	$15,936	$10,427	$5,557
Adjustments:					
Gain on prepayment of FHLB advance	-	-	(1,829)	-	-
Gain on termination of swaps	-	-	(2,904)	-	-
Adjusted noninterest income	$11,033	$12,029	$11,203	$10,427	$5,557
Noninterest expense	$22,336	$22,794	$23,957	$23,556	$21,800
Adjustments:					
IT termination fees	(452)	-	-	-	-
Anniversary expenses	(120)	-	-	-	-
Adjusted noninterest expense	$21,764	$22,794	$23,957	$23,556	$21,800

1 Assuming a 21% tax rate

First Internet Bancorp

29

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	2Q24	3Q24	4Q24	1Q25	2Q25
Noninterest expense to average assets	1.68%	1.64%	1.65%	1.66%	1.48%
Effect of IT termination fees	(0.03%)	0.00%	0.00%	0.00%	0.00%
Effect of anniversary expenses	(0.01%)	0.00%	0.00%	0.00%	0.00%
Adjusted noninterest expense to average assets	1.64%	1.64%	1.65%	1.66%	1.48%
Income (loss) before income taxes - GAAP	$ 5,993	$ 7,610	$ 8,329	$ 34	$ (1,861)
Adjustments:					
IT termination fees	452	-	-	-	-
Anniversary expenses	120	-	-	-	-
Gain on prepayment of FHLB advance	-	-	(1,829)	-	-
Gain on termination of swaps	-	-	(2,904)	-	-
Adjusted income (loss) before income taxes	$6,565	$7,610	$3,596	$34	($1,861)
Income tax provision (benefit) - GAAP	$ 218	$ 620	$ 999	$ (909)	$ (2,054)
Adjustments:[1]					
IT termination fees	95	-	-	-	-
Anniversary expenses	25	-	-	-	-
Gain on prepayment of FHLB advance	-	-	(384)	-	-
Gain on termination of swaps	-	-	(610)	-	-
Adjusted income tax provision (benefit)	$ 338	$ 620	$ 5	$ (909)	$ (2,054)
Net income - GAAP	$ 5,775	$ 6,990	$ 7,330	$ 943	$ 193
Adjustments:					
IT termination fees	357	-	-	-	-
Anniversary expenses	95	-	-	-	-
Gain on prepayment of FHLB advance	-	-	(1,445)	-	-
Gain on termination of swaps	-	-	(2,294)	-	-
Adjusted net income	$6,227	$6,990	$3,591	$943	$193

1 Assuming a 21% tax rate

First Internet Bancorp

30

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	2Q24	3Q24	4Q24	1Q25	2Q25
Diluted average common shares outstanding	8,656,215	8,768,731	8,788,793	8,784,970	8,760,374
Diluted earnings per share - GAAP	$ 0.67	$ 0.80	$ 0.83	$ 0.11	$ 0.02
Adjustments:					
Effect of IT termination fees	0.04	-	-	-	-
Effect of anniversary expenses	0.01	-	-	-	-
Effect of gain on prepayment of FHLB advance	-	-	(0.16)	-	-
Effect of gain on termination of swaps	-	-	(0.26)	-	-
Adjusted diluted earnings per share	$0.72	$0.80	$0.41	$0.11	$0.02
Return on average assets	0.44%	0.50%	0.50%	0.07%	0.01%
Effect of IT termination fees	0.03%	0.00%	0.00%	0.00%	0.00%
Effect of anniversary expenses	0.01%	0.00%	0.00%	0.00%	0.00%
Effect of gain on prepayment of FHLB advance	0.00%	0.00%	(0.10%)	0.00%	0.00%
Effect of gain on termination of swaps	0.00%	0.00%	(0.16%)	0.00%	0.00%
Adjusted return on average assets	0.48%	0.50%	0.24%	0.07%	0.01%
Return on average shareholders' equity	6.28%	7.32%	7.49%	0.98%	0.20%
Effect of IT termination fees	0.39%	0.00%	0.00%	0.00%	0.00%
Effect of anniversary expenses	0.10%	0.00%	0.00%	0.00%	0.00%
Effect of gain on prepayment of FHLB advance	0.00%	0.00%	(1.48%)	0.00%	0.00%
Effect of gain on termination of swaps	0.00%	0.00%	(2.34%)	0.00%	0.00%
Adjusted return on average shareholders' equity	6.77%	7.32%	3.67%	0.98%	0.20%
Return on average tangible common equity	6.36%	7.41%	7.58%	0.99%	0.20%
Effect of IT termination fees	0.39%	0.00%	0.00%	0.00%	0.00%
Effect of anniversary expenses	0.10%	0.00%	0.00%	0.00%	0.00%
Effect of gain on prepayment of FHLB advance	0.00%	0.00%	(1.49%)	0.00%	0.00%
Effect of gain on termination of swaps	0.00%	0.00%	(2.37%)	0.00%	0.00%
Adjusted return on average tangible common equity	6.85%	7.41%	3.72%	0.99%	0.20%

First Internet Bancorp

31

Reconciliation of Non-GAAP Financial Measures 32 Dollars in thousands 2Q25 Tangible common equity $385,552 Adjustments: Accumulated other comprehensive loss 26,567 Adjusted tangible common equity $412,119 Tangible assets $6,067,886 Adjustments: Cash in excess of $300 million (146,361) Adjusted tangible assets $5,921,525 Adjusted tangible common equity $412,119 Adjusted tangible assets $5,921,525 Adjusted tangible common equity to adjusted tangible assets 6.96%